PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of July 26, 2011, is entered into by and between COBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”), and U.S. PREMIUM BEEF, LLC, a Delaware limited liability company (the “Pledgor”).

RECITALS:

WHEREAS, Pledgor and CoBank were parties to that certain Amended and Restated Loan Agreement and Security Agreement dated June 22, 2009, as amended (the “Original Loan Agreement”).  The loan made by CoBank to Pledgor pursuant to the Original Loan Agreement was secured by, among other things, that certain Pledge Agreement dated June 22, 2009 (the “Original Pledge Agreement”), between CoBank and Pledgor.

WHEREAS, the Original Loan Agreement has been amended and restated in full pursuant to the Loan Agreement (as hereinafter defined).

WHEREAS, Pledgor is the legal and beneficial owner of the undivided membership interest in National Beef (as hereinafter defined) that is set forth on Schedule A attached hereto; and

WHEREAS, as an inducement to CoBank to execute the Loan Agreement (as hereinafter defined) and to make the advances provided therein to Pledgor, Pledgor desires to grant to CoBank a first-priority security interest in and to the Collateral (as hereinafter defined) and Pledgor and CoBank desire to amend and restate the Original Pledge Agreement in full as provided herein.

NOW THEREFORE, for and in consideration of the loan under the Loan Agreement and any other loan or advance (including any other loan or advance by renewal or extension) or other financial accommodation made or granted to Pledgor by CoBank, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Definitions and Interpretation of Agreement. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

“Agreement” means this Pledge Agreement, as it may be amended, modified or supplemented from time to time, which shall be a Loan Document (as defined in the Loan Agreement).

“Collateral” means and includes the Membership Interests, Distributions and all certificates, accounts, chattel paper, instruments, general intangibles, cash, books, records, notices and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the Membership Interests or the Distributions, together with all rights of Pledgor to receive and retain any of the foregoing and all proceeds of the foregoing.

“Default” means the occurrence of an “Event of Default” as defined in the Loan Agreement.

“Distributions” shall mean all right, title and interest of Pledgor, whether legal or equitable, now or hereafter existing and howsoever evidenced, incurred or arising, to receive distributions from National Beef as a member thereof or otherwise, whether cash or non-cash, including, without limitation, any and all rights of Pledgor to receive a return of all or any part of any contribution made by Pledgor to National Beef, including, without limitation, any and all rights to receive returns of advances or loans.

“Loan Agreement” means, collectively, that certain Master Loan Agreement No. RI0992, dated as of even date herewith (the “MLA”), and that certain Supplement No. RI0992T01 to the MLA, dated as of even date herewith, between Pledgor and CoBank, as the same may be amended, modified, supplemented, extended, or restated from time to time.

“Membership Interests” shall mean all right, title and interest of Pledgor, whether legal or equitable, now or hereafter existing, and howsoever evidenced or arising, in National Beef as a member thereof.

“National Beef” means National Beef Packing Company, LLC, a Delaware limited liability company.

“Obligations” means the payment of all indebtedness and the performance of all obligations of Pledgor to CoBank of every type and description, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including without limitation all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties, including the Loan Documents.

“Operating Agreement” shall mean that certain Limited Liability Company Agreement of National Beef dated as of August 6, 2003, as amended, modified or restated from time to time.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of Colorado from time to time.

A Section is, unless otherwise stated, a reference to a section hereof, as the case may be. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar purport when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other documents made or delivered pursuant hereto.

2.       Grant of Security Interest.  For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment and performance of all of the Obligations, Pledgor hereby grants to CoBank a continuing security interest in all of its interest in the Collateral, wherever located and whether existing now or hereafter arising or acquired

TO HAVE AND TO HOLD the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto CoBank, and its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereafter set forth.

3.         Representations, Warranties and Covenants.

(a)       Pledgor represents and warrants to CoBank that: (i) CoBank has, or when delivered to CoBank will have, a valid first perfected security interest in the Collateral and the proceeds thereof free of all liens, claims and rights of third parties whatsoever; (ii) all documentary, stamp or other similar taxes or fees owing in connection with the issuance, transfer and/or pledge of the Membership Interests have been paid and will hereafter be paid by Pledgor as such become due and payable; (iii) Pledgor is the lawful owner of the Collateral pledged by it hereunder, with full right to deliver, pledge, assign and transfer such Collateral to the CoBank hereunder; (iv) the Collateral represents all of Pledgor’s interests in National Beef; (v) neither the members nor the managers of National Beef have declared, nor do any of National Beef’s governance agreements expressly provide, that any ownership interest in National Beef is a “security” under Section 8-103(c) (or similar provision) of the Uniform Commercial Code of the state of its organization, (vi) all of the Membership Interests are uncertificated; (vii) the execution and delivery of this Agreement and the performance by Pledgor of its obligations hereunder do not and will not contravene or conflict with any provision of law or of any agreement binding upon or applicable to it or the Collateral and this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ or secured creditors’ rights generally and subject to the qualification that general equitable principles may limit the availability of enforcement of certain remedies, including the remedy of specific performance; (viii) if CoBank exercises its rights under Section 6 hereof with respect to the Collateral, no approval or consent of any person or entity, including, without limitation, any other member of National Beef, which has not previously been obtained, is required for CoBank or its successors and assigns to realize the full benefit and enjoyment and to exercise all rights and privileges now or hereafter held by Pledgor in connection with the Collateral.

(b)       So long as the Obligations remain outstanding, Pledgor will, unless CoBank shall otherwise consent in writing: (i) at its sole expense, promptly deliver to CoBank, from time to time upon request of CoBank, such documents, reasonably satisfactory in form and substance to CoBank, with respect to the Collateral as CoBank may reasonably request, to preserve and protect, and to enable CoBank to enforce, its rights and remedies hereunder; (ii) (X) cause National Beef to note in the books and records of National Beef the security interest granted to CoBank pursuant to this Agreement, (Y) cause the members and the managers of National Beef to refrain from declaring and not to allow any governance agreement of National Beef to expressly provide that any such ownership interest is a “security” under Section 8-103(c) (or similar provision) of the Uniform Commercial Code of the state of its organization, and (Z) cause all of such interests to remain uncertificated; (iii) not sell, assign, exchange or otherwise transfer any of its rights to any of the Collateral; (iv) not create or suffer to exist any lien, security interest or other charge, claim, right or encumbrance against, in or with respect to any of the Collateral except for the pledge hereunder and the lien and security interest created hereby; (v) not enter into any agreement or permit to exist any restriction with respect to any of its right, title and interest in or to the Collateral other than pursuant hereto; (vi) not take or fail to take any action which would in any manner impair the enforceability of CoBank’s lien and security interest in any of the Collateral; (vii) not consent to any amendment, supplement, waiver or other modification of any of the terms or provisions contained in, or applicable to, the Operating Agreement relating to the Collateral which in any case is contrary to the terms of this Agreement or any other Loan Document, could reasonably be expected to be adverse in any material respect to the rights, interests or privileges of CoBank or its ability to enforce the same, results in the imposition or expansion in any material respect of any restriction or burden on Pledgor or CoBank, reduces in any material respect any rights or benefits of Pledgor or CoBank or impairs the Collateral.

(c)        In the event that Pledgor fails or refuses to perform any of its obligations set forth herein, CoBank shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same and any sums paid by CoBank, or the cost thereof, including, without limitation, attorneys’ fees, shall constitute a part of the Obligations secured hereby and bear interest until paid at the interest rate then charged under the Loan Agreement, and be secured by the Collateral; provided, however, that Pledgor acknowledges and agrees that nothing contained herein shall obligate CoBank or impose a duty upon CoBank to assume any duties or obligations of Pledgor with respect to any of the Collateral.

(d)       Upon any certification of the Membership Interests, Pledgor shall hold such certificates as CoBank’s agent and in trust for CoBank as additional Collateral and shall pledge and deliver to CoBank such certificates, along with proper instruments of assignment duly executed by Pledgor and by such other instruments or documents as CoBank or its counsel may reasonably request.

4.         Certain Permitted Activities.

(a)      CoBank may, from time to time, and in accordance with the Loan Agreement, without notice to Pledgor, take any or all of the following actions: (i) retain or obtain a lien upon, or a security interest in, any property to secure the Obligations or any obligation hereunder; (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, with respect to any of the Obligations or any obligation hereunder; (iii) extend or renew for any period (whether or not longer than the original period) or alter or exchange any of the Obligations, or release or compromise any obligation of Pledgor or any obligation of any nature of any other obligor with respect to any of the Obligations; (iv) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or create, extend or renew for any period (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (v) during the continuance of a Default, resort to the Collateral (without any marshalling) for payment of any of the Obligations, whether or not CoBank (A) shall have resorted to any other property securing any of the Obligations or any obligation hereunder or (B) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations (all of the actions referred to in preceding clauses (A) and (B) being hereby expressly waived by Pledgor).

(b)     CoBank shall have no right to vote the Membership Interests or other Collateral or give consents, waivers or ratifications in respect thereof prior to the occurrence of a Default. During the continuance of a Default, Pledgor shall have the right to vote any and all of the Membership Interests and other Collateral pledged by it hereunder and give consents, waivers and ratifications in respect thereof unless and until it receives notice from CoBank that such right has been terminated.

(c)       Upon notice from CoBank to Pledgor, during the existence of a Default and so long as that Default continues, all rights and powers that Pledgor is entitled to exercise pursuant to Section 4(b) of this Agreement, and all rights of Pledgor to receive and retain Distributions pursuant to Section 5 of this Agreement, shall immediately cease, and all such rights and powers shall automatically become vested in CoBank, which shall have, during the continuance of the Default, the sole and exclusive authority to exercise such rights and powers, in- accordance with the Loan Agreement, and to receive such dividends, interest and payments. All money or other property, paid or delivered to CoBank pursuant to this subsection, shall be additional Collateral hereunder.

(d)       Pledgor agrees to deliver (properly endorsed when required) to CoBank, promptly upon request of CoBank, such documents as may be necessary for CoBank to exercise its rights under Section 4(c) with respect to the Membership Interests and other Collateral then or previously owned by Pledgor.

5.       Dividends, Distributions, etc. CoBank shall have no right to Distributions made on or in respect of the Collateral prior to the occurrence of a Default. Upon a Default, and while same is continuing, and in accordance with the Loan Agreement, Pledgor shall immediately upon demand by CoBank, deliver to CoBank all Distributions made on or in respect of the Collateral any time and from time to time.

6.        Default

(a)       Upon the occurrence of a Default, and in accordance with the Loan Agreement, CoBank may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code or otherwise available to it, including, without limitation, sale, assignment, or other disposal of the Collateral in exchange for cash or credit. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten (10) days before such disposition, postage prepaid, addressed to Pledgor at any address of Pledgor appearing on the records of CoBank. Any proceeds of any disposition of Collateral shall be applied as provided in Section 7 hereof. No rights and remedies of CoBank expressed hereunder are intended to be exclusive of any other right or remedy, but every such right or remedy shall be cumulative and shall be in addition to all other rights and remedies herein conferred, or conferred upon CoBank under any other Loan Document or now or hereafter existing at law or in equity or by statute. No delay on the part of CoBank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by CoBank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of CoBank permitted hereunder shall impair or affect the rights of CoBank in and to the Collateral.

(b)       (i) The Pledgor agrees that, in any sale of any of the Collateral when a Default shall have occurred and be continuing, CoBank is authorized to comply with any limitation or restriction in connection with such sale as is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall CoBank be liable nor accountable to Pledgor for any reasonable discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

(ii)        Pledgor further agrees, after a Default shall have occurred and be continuing, and upon written request from CoBank, to (A) deliver to CoBank such information in Pledgor’s possession or control as CoBank shall reasonably request for inclusion in any offering memorandum or in any preliminary offering memorandum or any amendment or supplement to any thereof or in any other writing prepared in connection with the offer, sale or resale of all or any portion of such Membership Interests or other Collateral, which information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such information not misleading, and (B) do or cause to be done all such other acts and things as may be necessary to make such offer, sale or resale of all or any portion of such Membership Interests or other Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental agencies or instrumentalities, domestic or foreign, having jurisdiction over any such offer, sale or resale.

Without limiting the foregoing paragraph, if CoBank decides to exercise its right to sell all or any of the Membership Interests or other Collateral, upon written request, Pledgor shall furnish or cause to be furnished to CoBank all such information as CoBank may request in order to qualify such Membership Interests or other Collateral as exempt securities, or the sale or resale of such Membership Interests or other Collateral as exempt transactions, under federal and state securities laws. To the extent it is within their control, Pledgor agrees to allow CoBank and any underwriter access at reasonable times and places to the books, records and premises of National Beef; Pledgor further agrees to assist CoBank, any underwriter, any agent of any thereof, and any counsel, accountant or other expert for any thereof, in inspection, evaluation, and any other “due diligence” action of or with respect to any such books, records and premises; and Pledgor further agrees to cause any independent public accountant for National Beef to furnish a letter to CoBank and underwriters in customary form and covering matters of the type customarily covered by letters of accountants for issuers to underwriters.

Nothing herein shall be construed to be Pledgor’s consent to, or any obligation to undertake, a public offering of any pledged securities.

(c)      Except for payments made by Pledgor in accordance with the Loan Agreement, all items or amounts, which are received by CoBank from Pledgor or any other party on account of partial or full payment or otherwise as proceeds of any of the Collateral shall be deposited to the credit of a deposit account (the “Assignee Deposit Account”) of Pledgor with CoBank, as security for payment of the Obligations. During the continuance of a Default, Pledgor shall have no right to withdraw any funds deposited in the Assignee Deposit Account. CoBank may, from time to time, in its discretion, and shall upon request of Pledgor made not more than once in any week, apply all or any of the then. balance, representing collected funds, in the Assignee Deposit Account, in accordance with Section 7 hereof, and CoBank may, from time to time, in accordance with the Loan Agreement, release all or any of such balance to Pledgor.

(d)      For the purpose of carrying out the terms of this Agreement, Pledgor appoints CoBank, or any other person whom CoBank may designate, as attorney in fact, effective from the occurrence and during the continuance of any Default hereunder, with power to take any and all actions and to execute any and all documents and instruments that may, in the judgment of CoBank, be necessary or desirable to accomplish the purposes of this Agreement, including but not limited to the power to endorse Pledgor’s name on any check, note, acceptance, money order, draft, other form of payment, security or other document and to do any and all things necessary to carry out the purposes of this Agreement.  Pledgor ratifies and approves all acts of such attorney.  Neither CoBank nor any other person or entity designated by it as attorney hereunder will be liable for any act or omission nor for any error of judgment or mistake of facts or law.  This power, being coupled with an interest, is irrevocable until this Agreement is terminated as herein provided.

7.        Application of Proceeds. The proceeds of the sale of Collateral sold pursuant to the terms of Section 6 hereof; or, after a Default, the cash held as Collateral hereunder, whether or not deposited in the Assignee Deposit Account, shall be applied by CoBank as follows:

First: to the Obligations in accordance with the Loan Agreement;

Second: the balance, if any, of such proceeds shall be held by CoBank until this Agreement shall terminate pursuant to Section 14, and if any proceeds shall then remain, such proceeds shall be paid to Pledgor or such other person as may be entitled thereto, their successors and assigns, or as a court of competent jurisdiction in any pending proceeding may direct.

8.       Nature of Obligations. Pledgor acknowledges and agrees that Pledgor shall be liable for the Obligations. Pledgor represents and warrants to CoBank at all times that the extension of credit under the Loan Agreement to Pledgor directly or indirectly confers a material benefit on Pledgor.

9.       No Marshalling. To the extent CoBank holds a security interest in other assets or interests of Pledgor, nothing contained herein shall require CoBank to proceed against any security interest in any of the assets or interests of Pledgor prior to enforcing its rights against the Collateral.

10.     Indemnity. Pledgor shall indemnify, defend and hold harmless CoBank and its agents, officers and employees, and every attorney appointed pursuant to this Agreement (a) in respect of all liabilities and reasonable expenses incurred by them in good faith in the execution or purported execution of any rights, powers or discretions vested in them pursuant to this Agreement, and (b) for any losses arising in connection with the exercise or purported exercise of any of their rights, powers and discretions hereunder except that CoBank will be liable for any liabilities, expenses and losses which arise as a result of its own willful misconduct or gross negligence.

11.     Filing as a Financing Statement. CoBank shall be authorized to execute and file such UCC financing statements and other documents (in all public offices reasonably deemed necessary or appropriate by CoBank), and Pledgor shall do such other acts and things, all as CoBank may from time to time request, to establish and maintain a valid, perfected security interest in the Collateral to secure the payment of the Obligations.

12.      Notices.  All notices hereunder shall be deemed to be duly given upon delivery in the form and manner set forth in Section 17 of the MLA to the parties at the addresses set forth in Section 17 of the MLA, as the same may be updated as provided therein.

13.     Amendments. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by CoBank and Pledgor. Any waiver of any provision of this Agreement, and any consent to any departure by Pledgor from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

14.     Termination of Agreement. Pledgor agrees that its pledge hereunder shall, unless sooner terminated by CoBank (notwithstanding, without limitation, that at any time or from time to time all Obligations may have been paid in full) terminate only when the Obligations (including, without limitation, any and all extensions or renewals of any thereof, any and all interest on any thereof, and any and all expenses incurred by CoBank in seeking to collect any of the Obligations and to collect or enforce any rights under the Collateral) have been satisfied in full and all other obligations of Pledgor hereunder and thereunder have been fully performed, at which time CoBank shall reassign and redeliver (or cause to be reassigned and redelivered) to Pledgor, or to such Person or Persons as such Pledgor shall designate, such of the Collateral (if any) pledged hereunder by Pledgor as shall not have been sold or otherwise applied by CoBank pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment pursuant to the foregoing provisions shall be without recourse upon, or representation or warranty by, CoBank.

15.     Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

16.      Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of Pledgor and CoBank and their respective successors and permitted assigns, except that (a) Pledgor shall not have the right to assign its rights or obligations under this Agreement and (b) any assignment by CoBank must be made in compliance with the Loan Agreement.

17.      CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

18.     WAIVER OF JURY TRIAL. PLEDGOR AND COBANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

19.     CONSENT TO JURISDICTION. PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COLORADO STATE COURT SITTING IN DENVER, COLORADO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND PLEDGOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF COBANK TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST COBANK OR ANY AFFILIATE OF COBANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN DENVER, COLORADO.

20.     Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective upon execution by Pledgor and CoBank.

21.     Miscellaneous. (a) Except as provided herein, Pledgor hereby expressly waives: (i) notice of the acceptance by CoBank of this Agreement, (ii) notice of the existence or creation or non-payment of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (iv) all diligence in defense, collection or protection of or realization upon the Obligations, any obligation hereunder, or any security for or guaranty of any of the foregoing.

(b)   No action of CoBank permitted hereunder shall in any way affect or impair the rights of CoBank and the obligations of Pledgor under this Agreement. The Pledgor hereby acknowledges that there are no conditions to the effectiveness of this Agreement.

(c)    All obligations of Pledgor and rights of CoBank expressed in this Agreement shall be in addition to and not in limitation of those provided in applicable law or in any other written instrument or agreement relating to any of the Obligations.

(d)   Pledgor shall reimburse CoBank for all costs and expenses incurred by CoBank (including attorneys’ fees and disbursements) to:  (i) commence, defend or intervene in any court proceeding relating to the Collateral, this Agreement or any of the other Loan Documents; (ii) file a petition, complaint, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, this Pledge Agreement or any of the other Loan Documents; (iii) protect, collect, lease, sell, or liquidate any of the Collateral; (iv) attempt to enforce any security interest in any of the Collateral or to seek any advice with respect to such enforcement; and (v) enforce any of CoBank’s rights to collect any of the Obligations.

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

U.S. PREMIUM BEEF, LLC

By:
Name:
Its:

COBANK, ACB

By:
Name:
Its:

BOARD OF MANAGERS CONSENT

The undersigned, on behalf of the Board of Managers (as defined in the Operating Agreement) of National Beef, hereby acknowledges the foregoing Pledge Agreement, consents to the pledge of the Collateral by Pledgor, and shall cause National Beef to duly make a notation in its books and records that the Collateral has been pledged to CoBank and that CoBank has a first priority security interest therein.

In addition, the undersigned agrees to cause National Beef to comply exclusively with instructions originated by CoBank in accordance with the Loan Documents and Pledge Agreement with respect to the Collateral without further consent of the Pledgor.  The undersigned acknowledges that CoBank or any purchaser of the Collateral may become the owner of the Collateral if CoBank exercises its rights and remedies under the Pledge Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered as of the date set forth next to his signature.

By:
Name:
Title: Chairman of the Board of Managers
Date:

SCHEDULE A TO

PLEDGE AGREEMENT

Name of Pledgor	Percentage Undivided Membership Interest in National Beef
U.S. PREMIUM BEEF, LLC	Class A ($)	$94,680,681
	Class A-1 ($)	$55,841,342
	Class B-1 ($)	$10,664,475
	Class B-1 (%)	69.334%